SRCO Professional Corporation

Chartered Professional Accountants

Licensed Public Accountants

Park Place Corporate Centre

15 Wertheim Court, Suite 409

Richmond Hill, ON L4B 3H7

Tel: 905 882 9500 & 416 671 7292

Fax: 905 882 9580

Email: info@srco.ca

August 27, 2019

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: Capital Park Holdings Corp.

We have read the statements of Capital Park Holdings Corp. included under Item 4.01 of its Current Report on Form 8-K dated August 27, 2019, and agree with such statements as they pertain to our firm.

Yours very truly,

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practise public accounting by the Chartered Professional Accountants of Ontario